Exhibit 32.1

DIGIMARC CORPORATION

CERTIFICATION

In connection with the periodic report of Digimarc Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2023 as filed with the Securities and Exchange Commission (the “Report”), I, Riley McCormack, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the U.S. Code, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: August 8, 2023

By:	/S/ RILEY MCCORMACK
RILEY MCCORMACK Chief Executive Officer